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                                                              Exhibit 99(b)(iii)

                                 AMENDMENT NO. 2
                                       TO
                                CREDIT AGREEMENT

                  THIS AMENDMENT NO. 2 TO CREDIT AGREEMENT (the "Agreement") is being executed and delivered as of March 3, 2004 by and among Century Business Services, Inc., a Delaware corporation (the "Company"), each of the Guarantors named as signatories hereto, the several financial institutions from time to time party to the Credit Agreement referred to and defined below (collectively, the "Lenders") and Bank of America, N.A. ("Bank of America"), as administrative agent for the Lenders (in such capacity, the "Agent"). Undefined capitalized terms used herein shall have the meanings ascribed to such terms in such Credit Agreement as defined below.

                              W I T N E S S E T H:

                  WHEREAS, the Company, the Lenders and the Agent have entered into that certain Credit Agreement dated as of September 26, 2002 as amended by that certain Amendment No. 1 to Credit Agreement dated as of June 6, 2003 (as further amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), pursuant to which, among other things, the Lenders have agreed to provide, subject to the terms and conditions contained therein, certain loans and other financial accommodations to or for the benefit of the Company;

                  WHEREAS, in connection with the Credit Agreement, (i) the Guarantors have each executed and delivered in favor of the Agent and the Lenders a certain Guaranty pursuant to which the Guarantors have guaranteed the Company's obligations under the Credit Agreement and (ii) the Company and each of the Guarantors has executed and delivered a certain Pledge and Security Agreement and other Loan Documents pursuant to which each such Person has granted liens and security interests in substantially all of its properties as security for its respective obligations with respect to the Credit Agreement and the other Loan Documents; and

                  WHEREAS, the Company has requested that the Lenders, and subject to the terms and conditions set forth herein, the Lenders have agreed to, amend the Credit Agreement to, among other things, permit the repurchase by the Company, on or before December 31, 2004, of capital stock of the Company for aggregate consideration of up to $50,000,000.

                  NOW, THEREFORE, in consideration of the foregoing premises, the terms and conditions stated herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Company, the Guarantors, the Lenders and the Agent, such parties hereby agree as follows:

                  1. Amendments. Subject to the satisfaction of each of the conditions set forth in Paragraph 2 of this Agreement, the Credit Agreement is hereby amended as follows (unless otherwise specified, section and schedule references used herein shall mean and refer to sections and schedules of the Credit Agreement):


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

                  (a) Section 1.01 is amended to delete in its entirety the definition of "Borrowing Base" and replace the such definition with the following therefor:

                  "`Borrowing Base' means, as of any date of determination by the Agent, from time to time, an amount equal to the sum at such time of:

                  (a) 85% of the book value of Company's Eligible Receivables at such time; plus

                  (b) the lesser of (i) 60% of the book value of Company's Eligible Unbilled Work-in-Process and (ii) (x) 35% of the amount calculated pursuant to clause (a) for the months of January, February and March of each calendar year, (y) 40% of the amount calculated pursuant to clause (a) for the months of April through December during calendar year 2004 and (z) 25% of the amount calculated pursuant to clause (a) for the months of April through December of each calendar year other than calendar year 2004; plus

                  (c) if, such date of determination occurs during the period from March 3, 2004 through April 29, 2004, $10,000,000;

                  provided, however, that (x) the percentages set forth in either or both of clauses (a) and (b)(i) above may be reduced from time to time by the Agent in its reasonable discretion based upon the periodic field examinations conducted by or on the behalf of the Agent and (y) the Agent may, in its reasonable discretion, increase any percentage set forth in clauses (a) or (b)(i) above previously reduced by it pursuant to the terms hereof provided that such percentage is not increased to a percentage greater than the applicable percentage set forth above; and

                  provided further, however, that if (x) on such date of determination the Availability would, without giving effect to this proviso, be less than zero after giving effect to all Borrowings requested pursuant to Section 2.03(a) on such date and all prepayments of Loans made on such date, (y) such date of determination is the first date on which the occurrence described in the foregoing clause (x) has occurred during the current month, or the occurrence described in the foregoing clause (x) has occurred during the current month and on one of the nine consecutive Business Days immediately preceding such date and (z) such date of determination occurs during the period from May 1, 2004 until September 29, 2004 and is not the last Business Day of any calendar month, then the Borrowing Base with respect to such date of determination shall be the sum of (1) the Borrowing Base with respect to such date calculated without giving effect to this proviso plus (2) $5,000,000."

                  (b) Section 8.10 is amended to delete clause (i) from the proviso therein and replace the following therefor:

                  "(i) that (x) with respect to the period from June 6, 2003 through December 31, 2003, the amount of such redemptions and repurchases during such period does not exceed $52,500,000,
                  (y) with respect to the period from March 3, 2004 through December 31, 2004, the amount of such redemptions and repurchases


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                  during such period does not exceed $50,000,000 and (z) at all times thereafter, the amount of such redemptions and repurchases does not exceed an amount equal to fifty percent (50%) of Net Income for the twelve (12) month period then most recently ended and with respect to the last month of such period the Agent and the Lenders shall have received the monthly financial information required pursuant to Section 7.01(c),".

                  (c) Section 8.14 is deleted in its entirety and the following is replaced therefor:

                         "8.14 Minimum Net Worth. The Company shall not permit
                  its consolidated Net Worth at any time after March 3, 2004 to be less than an amount equal to the sum of (a) $226,327,000 plus (b) 50% of the Company's positive net income as determined in accordance with GAAP (with no deduction for net losses), if any, for each fiscal quarter ending after March 1, 2004 and prior to any date of determination hereunder plus (c) an amount equal to 100% of the net cash and non-cash proceeds of any equity securities issued by the Company or its Subsidiaries after March 1, 2004 and prior to any date of determination hereunder less (d) an amount not exceeding $50,000,000 in the aggregate paid by the Company for any shares of capital stock of the Company repurchased or redeemed during the period from March 3, 2004 through December 31, 2004."

                  2. Effectiveness of this Agreement; Conditions Precedent. The provisions of Paragraph 1 of this Agreement shall be deemed to have become effective as of the date of this Agreement, but such effectiveness shall be expressly conditioned upon the occurrence of each of the following:

                  (a) receipt by the Agent of an originally-executed counterpart of this Agreement executed and delivered by duly authorized officers of the Company, each Guarantor and the Majority Lenders; and

                  (b) payment in full, in immediately available funds, of (i) a fee payable to each Lender who executes this Agreement in the amount of 0.05% of such Lender's Revolving Loan Commitment and (ii) the fees payable to Bank of America pursuant to that certain letter dated as January 29, 2004 among Bank of America, Banc of America Securities LLC and the Company.

                  3. Representations and Warranties.

                  (a) The Company hereby represents and warrants that this Agreement and the Credit Agreement as amended by this Agreement constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

                  (b) The Company hereby represents and warrants that its execution, delivery and performance of this Agreement and the Credit Agreement as amended by this Agreement have been duly authorized by all proper corporate action, do not violate any provision of its certificate of incorporation or bylaws, will not violate any law, regulation, court order or writ applicable to it, and will not require the approval or consent of any Governmental


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

         Authority, or of any other third party under the terms of any contract or agreement to which the Company or any of the Company's Subsidiaries is bound.

                  (c) The Company hereby represents and warrants that, after giving effect to the provisions of this Agreement, (i) no Default or Event of Default has occurred and is continuing or will have occurred and be continuing and (ii) all of the representations and warranties of the Company contained in the Credit Agreement and in each other Loan Document (other than representations and warranties which, in accordance with their express terms, are made only as of an earlier specified date) are, and will be, true and correct as of the date of the Company's execution and delivery of this Agreement in all material respects as though made on and as of such date.

                  (d) The Company hereby represents and warrants that there has occurred since December 31, 2002, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect.

                  (e) The Company hereby represents and warrants that there are no actions, suits, investigations, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, its Subsidiaries or any of their respective properties which purport to affect or pertain to this Agreement, the Credit Agreement or any other Loan Document or any of the transactions contemplated hereby or thereby, or which could reasonably be expected to have a Material Adverse Effect

                  4. Reaffirmation, Ratification and Acknowledgment; Reservation. The Company and each Guarantor hereby (a) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, and each grant of security interests and liens in favor of the Agent, under each Loan Document to which it is a party, (b) agrees and acknowledges that such ratification and reaffirmation is not a condition to the continued effectiveness of such Loan Documents, and (c) agrees that neither such ratification and reaffirmation, nor the Agent's or any Lender's solicitation of such ratification and reaffirmation, constitutes a course of dealing giving rise to any obligation or condition requiring a similar or any other ratification or reaffirmation from the Company or such Guarantors with respect to any subsequent modifications to the Credit Agreement or the other Loan Documents. The Credit Agreement is in all respects ratified and confirmed. Each of the Loan Documents shall remain in full force and effect and is hereby ratified and confirmed. Neither the execution, delivery nor effectiveness of this Agreement shall operate as a waiver of any right, power or remedy of the Agent or the Lenders, or of any Default or Event of Default (whether or not known to the Agent or the Lenders), under any of the Loan Documents, all of which rights, powers and remedies, with respect to any such Default or Event of Default or otherwise, are hereby expressly reserved by the Agent and the Lenders. This Agreement shall constitute a Loan Document for purposes of the Credit Agreement.

                  5. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS; PROVIDED THAT THE PARTIES SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

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                  6. Agent's Expenses. The Company hereby agrees to promptly reimburse the Agent for all of the reasonable out-of-pocket expenses, including, without limitation, attorneys' and paralegals' fees, it has heretofore or hereafter incurred or incurs in connection with the preparation, negotiation and execution of this Agreement.

                  7. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original and all of which together shall constitute one and the same agreement among the parties.


                                     * * * *

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                    CENTURY BUSINESS SERVICES, INC.


                                    By
                                       -------------------------------------
                                       Name:    Jerome P. Grisko, Jr.
                                       Title:   President and C.O.O.


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GUARANTORS:
-----------


                     BENMARK, INC.

                     CBIZ ACCOUNTING, TAX & ADVISORY, INC.

                     CBIZ ACCOUNTING, TAX & ADVISORY OF ATLANTA, INC.

                     CBIZ ACCOUNTING, TAX & ADVISORY OF BETHESDA, INC.

                     CBIZ ACCOUNTING, TAX & ADVISORY OF BOCA RATON, INC.

                     CBIZ ACCOUNTING, TAX & ADVISORY OF CENTRAL OHIO, INC.

                     CBIZ ACCOUNTING, TAX & ADVISORY OF CHICAGO, INC.

                     CBIZ ACCOUNTING, TAX & ADVISORY OF CLEVELAND, INC.

                     CBIZ ACCOUNTING, TAX & ADVISORY OF COLORADO, INC.

                     CBIZ ACCOUNTING, TAX & ADVISORY OF COLUMBIA, INC.

                     CBIZ ACCOUNTING, TAX & ADVISORY OF CUMBERLAND, INC.

                     CBIZ ACCOUNTING, TAX & ADVISORY OF KANSAS CITY, INC.

                     CBIZ ACCOUNTING, TAX & ADVISORY OF NEW YORK, INC.

                     CBIZ ACCOUNTING, TAX & ADVISORY OF NORTHEAST OHIO, INC.

                     CBIZ ACCOUNTING, TAX & ADVISORY OF NORTHERN CALIFORNIA,
                     INC.

                     CBIZ ACCOUNTING, TAX & ADVISORY OF ORANGE COUNTY, INC.

                     CBIZ ACCOUNTING, TAX & ADVISORY OF TOPEKA, INC.

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                     CBIZ ACCOUNTING, TAX & ADVISORY OF WICHITA, INC.

                     CBIZ ACTUARIAL & BENEFIT CONSULTANTS, INC.

                     CBIZ BEATTY SATCHELL BUSINESS SERVICES, INC.

                     CBIZ BENEFITS & INSURANCE SERVICES, INC.

                     CBIZ INSURANCE SERVICES, INC.

                     CBIZ BUSINESS SOLUTIONS OF ST. LOUIS, INC.

                     CBIZ BVKT BUSINESS SERVICES, INC.

                     CBIZ FINANCIAL SOLUTIONS, INC.

                     CBIZ FPG BUSINESS SERVICES, INC.

                     CBIZ GIBRALTAR REAL ESTATE SERVICES CORPORATION

                     CBIZ HARBORVIEW, INC.

                     CBIZ KA CONSULTING, INC.

                     CBIZ KESSLER GOVERNMENT RELATIONS, INC.

                     CBIZ M & S CONSULTING SERVICES, INC.

                     CBIZ MCCLAIN ACCOUNTING, TAX & ADVISORY, INC.

                     CBIZ MEDICAL MANAGEMENT PROFESSIONALS, INC.

                     CBIZ M.T. DONAHOE & ASSOCIATES, INC.

                     CBIZ MERGERS & ACQUISITONS GROUP, INC.

                     CBIZ MILLER WAGNER, INC.

                     CBIZ NEMPHOS, WEBER BUSINESS SERVICES, INC.

                     CBIZ NETWORK SOLUTIONS, INC.

                     CBIZ PHILIP-RAE BUSINESS SERVICES, INC.

                     CBIZ PROPERTY TAX SOLUTIONS, INC.

                     CBIZ RETIREMENT CONSULTING, INC.

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                     CBIZ SK&B BUSINESS SOLUTIONS, INC.

                     CBIZ SOUTHERN CALIFORNIA, INC.

                     CBIZ SPECIAL RISK INSURANCE SERVICES, INC.

                     CBIZ TAX & ADVISORY OF NEBRASKA, INC.

                     CBIZ TECHNOLOGIES, INC.

                     CBIZ TRILINC CONSULTING, INC.

                     CBIZ VALUATION GROUP, INC.

                     CBIZ VINE STREET HOLDING CORP.

                     CBIZ WESTERN KANSAS, INC.

                     CBIZ WORKSITE SERVICES, INC.

                     DP & CO. BUSINESS SERVICES, INC.

                     GOVERNMENT EMPLOYEE BENEFITS CORPORATION OF GEORGIA

                     MHM RESOURCES, INC.

                     MOORE, TYLER & COMPANY, INC.




                     By:__________________________________
                     Name:     Jerome P. Grisko, Jr.
                     Title:    President and C.O.O., Century Business
                     Services, Inc., Vice President and Sole Director of the Guarantors

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
                              BANK OF AMERICA, N.A., AS AGENT


                              By
                                  ---------------------------------------------
                                   Name:
                                   Title:


                              BANK OF AMERICA, N.A., AS A LENDER


                              By
                                  ---------------------------------------------
                                   Name:
                                   Title:

                                Signature Page to
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                             FIFTH THIRD BANK, AS A LENDER


                             By
                                ------------------------------------
                                Name:
                                Title:

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                         HUNTINGTON NATIONAL BANK, AS A LENDER


                         By
                             ----------------------------------------
                             Name:
                             Title:


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
                         U.S. BANK NATIONAL ASSOCIATION, AS A LENDER


                         By
                             ------------------------------------------
                             Name:
                             Title:

                                Signature Page to
                       Amendment No. 2 to Credit Agreement
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